BRITISH COLUMBIA | BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Cover Sheet

ATELIER MEATS CORP.

Confirmation of Service

Form Filed:	Notice of Change of Directors
Date and Time of Filing:	March 3, 2023 01:48 PM Pacific Time
Name of Company:	ATELIER MEATS CORP.
Incorporation Number:	**BC1373187**

This package contains:

- Certified Copy of the Notice of Articles

Check your documents carefully to ensure there are no errors or omissions. If errors or omissions are discovered, please contact the Corporate Registry for instructions on how to correct the errors or omissions.

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: March 3, 2023 01:48 PM Pacific Time

Incorporation Number: **BC1373187**

Recognition Date and Time: July 28, 2022 01:36 PM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

ATELIER MEATS CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

Delivery Address:
#1200 - 750 WEST PENDER STREET
VANCOUVER BC V6C 2T8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Bocking, Leighton

Mailing Address:	Delivery Address:
1045 CORTELL STREET NORTH VANCOUVER BC V7P 2A2 CANADA	1045 CORTELL STREET NORTH VANCOUVER BC V7P 2A2 CANADA

Last Name, First Name, Middle Name:
Petter, Michael

Mailing Address:	Delivery Address:
#332 - 775 E BLITHEDALE AVE MILL VALLEY CA 94941 UNITED STATES	#332 - 775 E BLITHEDALE AVE MILL VALLEY CA 94941 UNITED STATES

Last Name, First Name, Middle Name:
Ramsden, Kelsey

Mailing Address:	Delivery Address:
483 BAKER STREET LONDON ON N6C 1Y1 CANADA	483 BAKER STREET LONDON ON N6C 1Y1 CANADA

Last Name, First Name, Middle Name:
Steed, Richard

Mailing Address:	Delivery Address:
1250 - 639 5TH AVE. SW CALGARY AB T2P 0M9 CANADA	1250 - 639 5TH AVE. SW CALGARY AB T2P 0M9 CANADA

Last Name, First Name, Middle Name:
Scorsis, George

Mailing Address:	Delivery Address:
15 GLEN AMES TORONTO ON M4E 1M3 CANADA	15 GLEN AMES TORONTO ON M4E 1M3 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached